                               PLAN OF CONVERSION

                                       OF

                               CF MUTUAL HOLDINGS

                                      AND

                      AGREEMENT AND PLAN OF REORGANIZATION

                                    BETWEEN

                        COMMUNITY FIRST BANKING COMPANY

                                      AND

                            CARROLLTON FEDERAL BANK

                               TABLE OF CONTENTS

SECTION
NUMBER                                                            PAGE
------                                                            ----
1.   INTRODUCTION..................................................  1

2.   DEFINITIONS...................................................  3

3.   GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION...........  8

4.   TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF
     CONVERSION STOCK.............................................. 10

5.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS............... 11

6.   SUBSCRIPTION RIGHTS OF THE TAX-QUALIFIED EMPLOYEE STOCK
     BENEFIT PLANS................................................. 12

7.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT
     HOLDERS....................................................... 13

8.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS.......................... 13

9.   COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING
     AND OTHER OFFERINGS........................................... 14

10.  LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF
     CONVERSION STOCK.............................................. 16

11.  TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING
     SUBSCRIPTION RIGHTS AND ORDER FORMS........................... 17

12.  PAYMENT FOR CONVERSION STOCK.................................. 19

13.  ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN
     COUNTRIES..................................................... 20

14.  VOTING RIGHTS OF STOCKHOLDERS................................. 20

15.  LIQUIDATION ACCOUNT........................................... 21

16.  TRANSFER OF DEPOSIT ACCOUNTS.................................. 22

SECTION
NUMBER                                                            PAGE
------                                                            ----
17.  REQUIREMENTS FOLLOWING CONVERSION AND REORGANIZATION
     FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE
     LISTING....................................................... 22

18.  DIRECTORS AND OFFICERS OF THE BANK............................ 23

19.  REQUIREMENTS FOR STOCK PURCHASE BY DIRECTORS AND
     OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.......... 23

20.  RESTRICTIONS ON TRANSFER OF STOCK............................. 23

21.  RESTRICTIONS ON ACQUISITION OF STOCK OF COMMUNITY
     FIRST......................................................... 24

22.  TAX RULINGS OR OPINIONS....................................... 24

23.  STOCK COMPENSATION PLANS...................................... 25

24.  PAYMENT OF FEES TO BROKERS.................................... 25

25.  EFFECTIVE DATE................................................ 25

26.  AMENDMENT OR TERMINATION OF THE PLAN.......................... 26

27.  INTERPRETATION OF THE PLAN.................................... 26

Annex A -  Plan of Merger between the Mutual Holding Company (following its conversion) and the Bank

Annex B -  Plan of Merger between the Bank and Interim CFB

1.   INTRODUCTION.

     For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

BACKGROUND.
----------

     On August 1, 1994, Carrollton Federal Bank, FSB, a federally chartered mutual savings bank reorganized into the mutual holding company form of organization. To accomplish this transaction, the Bank organized a federally chartered, stock savings bank (Carrollton Federal Bank) as a wholly owned subsidiary. The mutual Bank then transferred substantially all of its assets and liabilities to the stock Bank in exchange for 100 shares of Bank Common Stock, and reorganized itself into a federally chartered mutual holding company known as CF Mutual Holdings. No other Bank Common Stock was issued in connection with the mutual holding company reorganization or thereafter and, as a consequence, CF Mutual Holdings holds 100% of the outstanding Bank Common Stock.

     The Boards of Directors of the Mutual Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form and reorganization of the Bank pursuant to this Plan of Conversion is in the best interests of the Mutual Holding Company and the Bank, as well as the best interests of their respective Members and Stockholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the Bank's being wholly owned by a stock holding company, which is a more common structure and form of ownership than a mutual holding company. In addition, the Conversion and Reorganization will result in the raising of additional capital for the Bank and Community First.

     Subsequent to the formation of the Mutual Holding Company, there have been certain changes in the policies of the OTS relating to mutual holding companies. In addition, market conditions for the stocks of savings institutions and their holding companies have improved. In light of the foregoing, the Boards of Directors of the Mutual Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Stockholders to raise additional capital at this time, and that the most feasible way to do so is through the Conversion and Reorganization.

SUMMARY OF TRANSACTION.
----------------------

     Implementation of the Conversion and Reorganization will require a number of steps and transactions, as described in greater detail in Section 3 hereof. The Bank will form a new first-tier, wholly owned subsidiary known as Community First Banking Company ("Community First"), which will become the holding company for the Bank upon consummation of the Conversion and Reorganization. Community First will in turn form a new wholly owned subsidiary known as CFB Interim Savings Bank ("Interim CFB"). The Mutual Holding Company will convert to an interim federal savings bank and will simultaneously merge with and into the Bank pursuant to the Plan of Merger included as Annex A hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Bank for the benefit of depositor Members as of specified dates, and Interim CFB will then merge with and into the Bank pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Bank will become a wholly owned subsidiary of Community First and, in connection therewith, each share of Bank Common Stock outstanding immediately prior to the effective time thereof shall be automatically cancelled.

SUMMARY OF THE OFFERING.
-----------------------

     In connection with the Conversion and Reorganization, Community First will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale to the public through a Community Offering and/or Syndicated Community Offering, as determined by the Boards of Directors of Community First and the Bank in their sole discretion.

OTHER FACTORS.
-------------

     The Conversion and Reorganization are intended to provide a larger capital base to support the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. Community First will provide opportunities for greater organizational flexibility and diversification than is presently available through the Mutual Holding Company.

     This Plan was adopted by the Boards of Directors of the Mutual Holding Company and the Bank on February 11, 1997.

     This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting and (2) holders of at least two-thirds of the outstanding Bank Common Stock at the Stockholders' Meeting. All of the outstanding Bank Common Stock is owned by the Mutual Holding Company, which will vote to approve the Plan.

     After the Conversion and Reorganization, the Bank will continue to be regulated by the OTS, as its chartering authority, and by the FDIC, which insures the Bank's deposits. In addition, the Bank will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

2.   DEFINITIONS.
     -----------

     As used in this Plan, the terms set forth below have the following meaning:

     2.1.   Purchase Price means the price per share at which the Conversion
            --------------
Stock is ultimately sold by Community First in the Offerings in accordance with the terms hereof .

     2.2.   Acting in Concert means (i) knowing participation in a joint
            -----------------
activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement, with respect to the purchase, ownership, voting or sale of Common Stock; (ii) a combination or pooling of voting or other interests in the securities of Community First for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Community First and the Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     2.3.   Affiliate means a Person who, directly or indirectly, through one or
            ---------
more intermediaries, controls or is controlled by or is under common control with the Person specified.

     2.4.   Associate, when used to indicate a relationship with any Person,
            ---------
means (i) a corporation or organization (other than the Mutual Holding Company, the Bank, a majority-owned subsidiary of the Bank or Community First) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefits Plan of Community First or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of Community First, the Mutual Holding Company or the Bank or any of the subsidiaries of the foregoing.

     2.5.   Bank means Carrollton Federal Bank, FSB in its mutual form prior to
            ----
the formation of the Mutual Holding Company; Carrollton Federal Bank in its present stock form; or Carrollton Federal Bank in its stock form following consummation of the Conversion and Reorganization, as the sense of the reference indicates.

     2.6.   Bank Common Stock means the common stock of the Bank, par value
            -----------------
$1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority.

     2.7.   Bank Merger means the merger of Interim CFB with and into the Bank
            -----------
pursuant to the Plan of Merger included as Annex B hereto.

     2.8.   Code means the Internal Revenue Code of 1986, as amended.
            ----

     2.9.   Community First means Community First Banking Company, a Georgia
            ---------------
corporation which will be organized as a first-tier, wholly owned subsidiary of the Bank, and which will, upon completion of the Conversion and Reorganization, hold all of the issued and outstanding stock of the Bank.

     2.10.  Community First Common Stock means the common stock of Community
            ----------------------------
First, par value $1.00 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

     2.11.  Community Offering means the offering for sale by Community First of
            ------------------
any shares of Conversion Stock not subscribed for in the Subscription Offering to (i) natural persons residing in the Local Community, and (ii) such other Persons within or without the State of Georgia as may be selected by Community First and the Bank within their sole discretion.

     2.12.  Control (including the terms "controlling," "controlled by," and
            -------
"under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     2.13.  Conversion and Reorganization means (i) the conversion of the Mutual
            -----------------------------
Holding Company to an interim federal savings bank and the subsequent merger with the Bank, pursuant to which the Mutual Holding Company will cease to exist,
(ii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of Community First and, in connection therewith, each share of Bank Common Stock outstanding immediately prior to the effective time thereof shall automatically be cancelled, and (iii) the issuance of Conversion Stock by Community First in the Offerings as provided herein, which will increase the number of shares of Community First Common Stock outstanding and the capitalization of Community First and the Bank.

     2.14.  Conversion Stock means the Community First Common Stock to be issued
            ----------------
and sold in the Offerings pursuant to the Plan of Conversion.

     2.15.  Deposit Account means savings and demand accounts, including
            ---------------
passbook accounts, money market deposit accounts and negotiable order of withdrawal accounts, and certificates of deposit and other authorized accounts of the Bank held by a Member.

     2.16.  Director, Officer and Employee means the terms as applied
            ------------------------------
respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Bank or any subsidiary thereof.

     2.17.  Eligible Account Holder means any Person holding a Qualifying
            -----------------------
Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established pursuant to Section 15 hereof with the beneficial owner of individual retirement accounts, Keogh savings accounts and similar retirement accounts being deemed the holder thereof.

     2.18.  Eligibility Record Date means the date for determining Qualifying
            -----------------------
Deposits of Eligible Account Holders and is the close of business on December 31, 1995.

     2.19.  Estimated Price Range means the range of the estimated aggregate pro
            ---------------------
forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

     2.20.  FDIC means the Federal Deposit Insurance Corporation or any
            ----
successor thereto.

     2.21.  Independent Appraiser means the independent investment banking or
            ---------------------
financial consulting firm retained by Community First and the Bank to prepare an appraisal of the estimated aggregate pro forma market value of Community First and the Bank.

     2.22.  Interim Mutual means Interim Mutual Holdings, an interim federal
            --------------
savings bank, which will be formed as a result of the conversion of CF Mutual Holdings into the stock form of organization.

     2.23.  Interim CFB means CFB Interim Savings Bank, which will be formed as
            -----------
a first-tier, wholly owned subsidiary of Community First to facilitate the Bank Merger.

     2.24.  Local Community means Carroll County, the Georgia county in which
            ---------------
the Bank has its home office and the Georgia counties of Coweta, Douglas, Fayette, Haralson, Heard, Henry and Paulding.

     2.25.  Maximum Shares means the number of shares of Conversion Stock which
            --------------
would be issued at the maximum of the Estimated Price Range.

     2.26.  Member means any Person qualifying as a member of the Mutual Holding
            ------
Company in accordance with its mutual charter and bylaws and the laws of the United States.

     2.27.  MHC Merger means the merger of Interim Mutual with and into the Bank
            ----------
pursuant to the Plan of Merger included as Annex A hereto.

     2.28.  Mutual Holding Company means CF Mutual Holdings prior to its
            ----------------------
conversion into an interim federal savings bank.

     2.29.  Offerings means the Subscription Offering, the Community Offering
            ---------
and the Syndicated Community Offering.

     2.30.  Officer means the chairman of the board of directors, president,
            -------
vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

     2.31.  Order Form means the form or forms provided by Community First,
            ----------
containing all such terms and provisions as set forth in Section 12 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

     2.32.  Other Member means a Voting Member who is not an Eligible Account
            ------------
Holder or a Supplemental Eligible Account Holder.

     2.33.  OTS means the Office of Thrift Supervision or any successor thereto.
            ---

     2.34.  Participant means any Eligible Account Holder, Tax-Qualified
            -----------
Employee Stock Benefit Plan, Supplemental Eligible Account Holder and Other Member as of the Voting Record Date.

     2.35.  Person means an individual, a corporation, a partnership, an
            ------
association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

     2.36.  Plan or Plan of Conversion means collectively this Plan of
            --------------------------
Conversion of CF Mutual Holdings and Agreement and Plan of Reorganization as adopted by the Boards of Directors of the Mutual Holding Company and the Bank and any amendment hereto approved as provided herein. The Board of Directors of Community First shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim CFB shall adopt the Plan of Merger included as Annex B hereto as soon as practicable following its organization.

     2.37.  Primary Parties mean the Mutual Holding Company, the Bank and
            ---------------
Community First.

     2.38.  Prospectus means the one or more documents to be used in offering
            ----------
the Conversion Stock in the Offerings.

     2.39.  Proxy Statement means the definitive proxy statement forwarded to
            ---------------
Voting Members in connection with the Special Meeting.

     2.40.  Qualifying Deposits means the aggregate balance of all Deposit
            -------------------
Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     2.41.  Resident means any Person who, on the date designated for that
            --------
category of subscriber in the Plan, maintained a bona fide residence within the Local Community. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition.
In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a bona fide resident of the Local Community. Subscribers in the Community Offering who are natural persons also will have a purchase preference if they were residents of the Local Community on December 31, 1996. In all cases, however, such determination shall be in the sole discretion of the Bank.

     2.42.  SEC means the Securities and Exchange Commission.
            ---

     2.43.  Special Meeting means the Special Meeting of Members of the Mutual
            ---------------
Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

     2.44.  Stockholders mean the Mutual Holding Company, the sole Person who
            ------------
owns shares of Bank Common Stock.

     2.45.  Stockholders' Meeting means the special meeting of the sole
            ---------------------
Stockholder of the Bank called for the purpose of submitting this Plan to the sole Stockholder for its approval, including any adjournments of such meeting.

     2.46.  Subscription Offering means the offering of the Conversion Stock to
            ---------------------
Participants.

     2.47.  Subscription Rights means nontransferable rights to subscribe for
            -------------------
Conversion Stock granted to Participants pursuant to the terms of this Plan.

     2.48.  Supplemental Eligible Account Holder means any Person, except
            ------------------------------------
Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date with the beneficial owner of individual retirement accounts, Keogh savings accounts and similar retirement accounts being deemed the holder thereof.

     2.49.  Supplemental Eligibility Record Date, if applicable, means the date
            ------------------------------------
for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

     2.50.  Syndicated Community Offering means the offering for sale by a
            -----------------------------
syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

     2.51.  Tax-Qualified Employee Stock Benefit Plan means any defined benefit
            -----------------------------------------
plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of Community First and the Bank and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

     2.52.  Voting Member means a Person who at the close of business on the
            -------------
Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

     2.53.  Voting Record Date means the date or dates for determining the
            ------------------
eligibility of Members to vote at the Special Meeting and sole Stockholder to vote at the Stockholders' Meeting, as applicable.

3.   GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION.
     ---------------------------------------------------

     (a) After the Bank's organization of Community First, and the receipt of all requisite regulatory approvals, Community First will form Interim CFB as a first-tier, wholly owned subsidiary of Community First, and the Board of Directors of Interim CFB shall adopt the Plan of Merger included as Annex B hereto by at least a two-thirds vote. In addition, Community First shall approve such Plan of Merger in its capacity as the sole Stockholder of Interim CFB.

     (b) An application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The Mutual Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located; and will cause copies of the Plan to be made available at each office of the Mutual Holding Company and the Bank for inspection by Members and the sole Stockholder. After receipt of notice from the OTS to do so, the Mutual Holding Company and the Bank will post the notice of the filing of the Application for Conversion in each of their offices and will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

     (c) Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company shall mail to all Voting Members, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a Proxy Statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. Community First also shall mail to all such Members (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials. In addition, all such Members may request a copy of the articles of incorporation and bylaws of Community First. The Plan must be approved by the affirmative vote of at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

     (d) Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, and Other Members, as set forth in Sections 5, 6, 7 and 8 hereof.

     (e) The Bank shall file preliminary proxy materials with the OTS in order to seek the approval of the Plan by its Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Bank will mail definitive proxy materials to the Mutual Holding Company, its sole stockholder as of the Voting Record Date, at its address appearing on the records of the Bank, for its consideration and approval of this Plan at the Stockholders' Meeting. The Plan must be approved by the holders of at least two-thirds of the outstanding Bank Common Stock as of the Voting Record Date, and the Mutual Holding Company intends to vote to approve the Plan.

     (f) Community First shall submit or cause to be submitted an Application H-
(e)1 or H-(e)1-S to the OTS for approval of the acquisition of the Bank. Such application also shall include applications to form Interim Mutual and Interim CFB. In addition, an application to merge Interim Mutual and the Bank and an application to merge Interim CFB and the Bank shall be filed with the OTS, either as an exhibit to the Application H-(e)1 or H-(e)1-S or separately. All notices required to be published in connection with such applications shall be published at the times required.

     (g) Community First shall file a Registration Statement with the SEC to register Community First Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Community First Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, and Other Members as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof. Community First shall contribute to the Bank an amount of the net proceeds received by Community First from the sale of Conversion Stock as shall be determined by the Boards of Directors of Community First and the Bank and as shall be approved by the OTS.

     (h) The effective date of the Conversion and Reorganization shall be the date set forth in Section 26 hereof. Upon the effective date, the following transactions shall occur:

         (i) The Mutual Holding Company shall convert into an interim stock savings bank, Interim Mutual, and Interim Mutual shall simultaneously merge with and into the Bank in the MHC Merger, with the Bank being the surviving institution. As a result of the MHC Merger, (x) the shares of Bank Common Stock currently held by the Mutual Holding Company shall be extinguished and (y) Members of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Bank pursuant to Section 15 hereof.

         (ii) Interim CFB shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger, (x) the shares of Community First Common Stock held by the Bank shall be extinguished; and (y) the shares of common stock of Interim CFB held by Community First shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of Community First.

         (iii) Community First shall sell the Conversion Stock in the Offerings, as provided herein.

     (i) The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.   TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.
     -------------------------------------------------------------

     (a) The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of Community First and the Bank prepared by the Independent Appraiser.
The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the estimated aggregate pro forma value and the minimum of which shall generally be no more than 15% below the estimated aggregate pro forma value. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

     (b) Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Purchase Price and the number (or range) of shares of Conversion Stock to be offered in the Subscription Offering, Community Offering and/or Syndicated Community Offering. The total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection therewith.

     (c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Conversion and Reorganization, or to enable Tax-Qualified Employee Stock Benefit Plans to purchase up to 10% of the Conversion Stock, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion and Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock issued in the Conversion and Reorganization are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion and Reorganization due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS.
     -----------------------------------------------

     (a) Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $375,000 of Conversion Stock, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, subject to Section 13 hereof.

     (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible

Account Holder has been allocated the lesser of the number subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposits of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders, provided that no fractional shares shall be issued.
If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied on the same principle described above until all available shares have been allocated or subscriptions satisfied. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.   SUBSCRIPTION RIGHTS OF THE TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.
     ---------------------------------------------------------------------

     Notwithstanding the purchase limitations discussed below, Tax-Qualified Employee Stock Benefit Plans of Community First and the Bank shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock, including any shares of Conversion Stock to be issued in the Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion and Reorganization. Consistent with applicable laws and regulations and policies and practices of the OTS, Tax-Qualified Employee Stock Benefit Plans may use funds contributed by Community First or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and Community First and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause Community First or the Bank to fail to meet any applicable regulatory capital requirement. Notwithstanding anything to the contrary set forth in this Plan of Conversion, in the event that the number of shares of Conversion Stock issued in the Conversion Reorganization exceeds the Maximum Shares, such Tax-Qualified Employee Stock Benefit Plans shall have the first priority right to purchase any shares of Conversion Stock issued exceeding the Maximum Shares (up to an aggregate of 10% of Conversion Stock, including any shares of Conversion Stock to be issued in the Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion Reorganization). In the event that there is an oversubscription for shares of Conversion Stock, and as a result, Tax-Qualified Employee Stock Benefit Plans of Community First and the Bank are unable to purchase in the Conversion and Reorganization the amount they subscribe for (up to the 10% limitation described above), then, upon receipt of all necessary regulatory approvals, the Boards of Directors of Community First and the Bank shall be authorized to (i) issue from authorized, unissued shares at the purchase price paid by subscribers in the Offering or (ii) approve the purchase by such Tax-Qualified Employee Stock Benefit Plans in the open market after the Conversion and Reorganization, of such shares as are necessary for such Tax-Qualified Employee Stock Benefit Plans to purchase the amount subscribed for, using funds contributed by Community First or the Bank and/or borrowed from Community First or an independent financial institution.

7.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.
     ------------------------------------------------------------

     (a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $375,000 of Conversion Stock, (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, subject to Section 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

     (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Supplemental Eligible Account Holder has been allocated the lesser of the number subscribed for or 100 shares shall be allocated among the subscribing Supplemental Eligible Account Holders in the proportion which the Qualifying Deposits of each such subscribing Supplemental Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders, provided that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied on the same principle described above until all available shares have been allocated or subscriptions satisfied.

8.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS.
     ------------------------------------

     (a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $375,000 of Conversion Stock, and (ii) one-tenth of 1% of the total offering of shares of Conversion Stock in the Subscription Offering, in each case subject to Section 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

     (b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all subscribing Other Members, provided that no fractional shares shall be issued.

9.   COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND OTHER OFFERINGS.
     ---------------------------------------------------------------------

     (a) If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering and/or a Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering and/or the Syndicated Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

     (b) In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by Community First or on its behalf, with preference given to natural persons residing in the Local Community ("Preferred Subscribers").

     (c) A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each (up to 2% of the total offering) bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, any remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

     (d) The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed $375,000 of Conversion Stock; provided, however, that this amount may be increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Stockholders of the Bank; and provided further that, subject to the provisions set forth in Section 9(b) and (c) of this Plan and to the extent applicable, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     (e) Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $375,000 of Conversion Stock; provided, however, that this amount may be increased to up to 5% of the total offering of shares in the Conversion and Reorganization, subject to any required regulatory approval but without the further approval of Members or the Mutual Holding Company, as the sole stockholder of the Bank; and provided further that, to the extent applicable, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     (f) If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.  LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.
     --------------------------------------------------------------

     (a) The maximum number of shares of Conversion Stock which may be purchased in the Conversion by Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

     (b) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(a) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum number of shares of Conversion Stock which any Person together with any Associate or group of Persons acting in concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization shall not exceed $375,000. In addition, where more than one Person is an owner of a particular deposit account or an obligor of a particular loan account, the orders of such Persons pursuant to Subscription Rights related to such joint accounts collectively may not exceed the maximum purchase limitation.

     (c) The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 28.5% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

     (d) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the maximum purchase limitations set forth herein, and (iii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitation set forth in Section 10(c) hereof.

     (e) No Person may purchase fewer than shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

     (f) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Stockholders of the Bank, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Community First Common Stock in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that an individual purchase limitation is decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     (g) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective directors, employees and agents shall be free from any liability to any Person on account of any such action.

11.  TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS
     -------------------------------------------------------------------------
     AND ORDER FORMS.
     ---------------

     (a) The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Stockholders of the Bank of the proxy statement(s) to be used in connection with the Special Meeting and the Stockholders' Meeting. The Subscription Offering may be closed before the Special Meeting and the Stockholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the sole Stockholder of the Bank at the Special Meeting and the Stockholders' Meeting, respectively.

     (b) The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

     (c) The Primary Parties shall, promptly after the SEC has declared the Registration Statement which includes the Prospectus effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof. The Primary Parties may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Primary Parties by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Primary Parties of the postage-paid card to Participants.

     (d) A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

     (e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan. Subscription Rights are not transferable, and any misrepresentation in the Order Form as to the identity of the Participant or the Participant's interest in the transaction will constitute a false entry on the books of a financial institution whose deposits are insured by the FDIC.

     (f) The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Any attempt to violate the prohibition on transfer of the Subscription Rights shall void any such Subscription Rights. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.  PAYMENT FOR CONVERSION STOCK.
     ----------------------------

     (a) Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Primary Parties. The Primary Parties will not accept payment for shares of Conversion Stock by wire transfer. The Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares.

     (b) Consistent with applicable laws and regulations and policies and practices of the OTS, payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by Community First and/or the Bank and/or funds obtained pursuant to a loan from an unrelated financial institution pursuant to a loan commitment which is in force from the time that any such plan submits an Order Form until the closing of the transactions contemplated hereby. Such funds need not be delivered until such closing, provided such commitment is in place at the time the Order Form is delivered.

     (c) If a Participant or other Person authorizes the Bank to withdraw the amount of the Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order

Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Primary Parties.

     (d) The Bank shall pay interest, at not less than the passbook rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

     (e) The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

     (f) Each share of Conversion Stock shall be non-assessable upon payment in full of the Purchase Price.

13.  ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.
     -----------------------------------------------------------

     The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there is a small number of Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or any of their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.  VOTING RIGHTS OF STOCKHOLDERS.
     -----------------------------

     Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by Community First as holder of all of the Bank's outstanding voting capital stock, and voting rights with respect to Community First shall be held and exercised exclusively by the holders of Community First's voting capital stock.

15.  LIQUIDATION ACCOUNT.
     -------------------

     (a) At the time of the MHC Merger, the Bank shall establish a liquidation account in an amount equal to 100% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

     (b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

     (c) In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any merger or consolidation transaction, the liquidation account shall be assumed by the surviving entity.

     (d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders, as applicable. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

     (e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing December 31, 1997, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

     (f) Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, or repurchase any of the capital stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

     (g) For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an account holder with the same social security number.

16.  TRANSFER OF DEPOSIT ACCOUNTS.
     ----------------------------

     Each Deposit Account in the Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Conversion and Reorganization.
Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

17.  REQUIREMENTS FOLLOWING CONVERSION AND REORGANIZATION FOR REGISTRATION,
     ----------------------------------------------------------------------
     MARKET MAKING AND STOCK EXCHANGE LISTING.
     ----------------------------------------

     In connection with the Conversion and Reorganization, Community First shall register Community First Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. Community First also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for Community First Common Stock and (ii) list

Community First Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the National Association of Securities Dealers Automated Quotation System.

18.  DIRECTORS AND OFFICERS OF THE BANK.
     ----------------------------------

     Each person serving as a Director or Officer of the Bank and the Mutual Holding Company at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Bank and Community First for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Bank are set forth in the Plans of Merger included as Annexes A and B hereto.

19.  REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE
     ------------------------------------------------------------------------
     CONVERSION AND REORGANIZATION.
     -----------------------------

     For a period of three years following the Conversion and Reorganization, the Directors and Officers of Community First and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Community First Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Community First Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) which may be attributable to individual officers or directors.

     The foregoing restriction on purchases of Community First Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

20.  RESTRICTIONS ON TRANSFER OF STOCK.
     ---------------------------------

     All shares of the Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 21 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of Community First and the Bank on original issue from Community First (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by Community First to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

          The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.

     In addition, Community First shall give appropriate instructions to the transfer agent for Community First Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

     The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

21.  RESTRICTIONS ON ACQUISITION OF STOCK OF COMMUNITY FIRST.
     -------------------------------------------------------

     The articles of incorporation of Community First shall prohibit any Person together with Associates or group of Persons acting in concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of Community First, or of securities convertible into more than 10% of any such class, for five years following completion of the Conversion and Reorganization. The articles of incorporation of Community First also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities during such five-year period shall be considered "excess shares," and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. The foregoing restrictions shall not apply to
(i) any offer with a view toward public resale made exclusively to Community First by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of Community First and its subsidiaries which is exempt from approval requirements under 12 C.F.R. (S)574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of Community First. Directors, Officers or Employees of Community First or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group acting in concert with respect to their individual acquisitions of any class of equity securities of Community First solely as a result of their capacities as such.

22.  TAX RULINGS OR OPINIONS.
     -----------------------

     Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion of counsel with respect to Georgia tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.  STOCK COMPENSATION PLANS.
     ------------------------

     (a) Community First and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

     (b) Community First and the Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans in accordance with applicable laws and regulations.

     (c) Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan. Community First and the Bank may make scheduled discretionary distributions to such benefit plans, provided such contributions do not cause such institutions to fail to meet applicable regulatory capital requirements.

24.  PAYMENT OF FEES TO BROKERS.
     --------------------------

     The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

25.  EFFECTIVE DATE.
     --------------

     The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the MHC Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Bank Merger and (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the MHC Merger and the Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the MHC Merger, the Bank Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

26.  AMENDMENT OR TERMINATION OF THE PLAN.
     ------------------------------------

     If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Stockholders with the concurrence of the OTS shall not necessitate further approval by the Members or Stockholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Stockholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Stockholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

27.  INTERPRETATION OF THE PLAN.
     --------------------------

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties have caused this Plan to be executed by their duly authorized officers as of this _____ day of February, 1997.


                                   CF MUTUAL HOLDINGS



Attest: ___________________        By:__________________________________________
                                        Gary D. Dorminey
          Secretary                     President and Chief Executive Officer



                                   CARROLLTON FEDERAL BANK



Attest: ___________________        By: _________________________________________
                                        Gary D. Dorminey
          Secretary                     President and Chief Executive Officer



                                   COMMUNITY FIRST BANKING COMPANY



Attest: ___________________        By: _________________________________________
                                        Gary D. Dorminey
          Secretary                     President and Chief Executive Officer

                              ANNEX A AND ANNEX B
                           TO BE FILED BY AMENDMENT

                                AMENDMENT NO. 1
                                      TO
                              PLAN OF CONVERSION
                                      OF
                              CF MUTUAL HOLDINGS
                                      AND
                     AGREEMENT AND PLAN OF REORGANIZATION
                                    BETWEEN
                        COMMUNITY FIRST BANKING COMPANY
                                      AND
                         CARROLLTON FEDERAL BANK, FSB



     THIS AMENDMENT NO. 1 to the Plan of Conversion of CF Mutual Holdings and Agreement and Plan of Reorganization between Community First Banking Company and Carrollton Federal Bank, FSB (the "Amendment") is made and entered into as of this 2nd day of May, 1997.

     WHEREAS, the parties have entered into a Plan of Conversion and Agreement and Plan of Reorganization dated February 11, 1996 (the "Plan of Conversion") pursuant to which CF Mutual Holdings will convert to a stock corporation;

     WHEREAS, the parties now desire to amend the Plan of Conversion;

     NOW, THEREFORE, the Plan of Conversion is hereby amended as follows:

     The purchase limitation of $375,000 of Conversion Stock contained in
Section 5, "Subscription Rights of Eligible Account Holders;" Section 7, "Subscription Rights of Supplemental Account Holders; Section 8, "Subscription Rights of Other Members;" and Section 9, "Community Offering, Syndicated Community Offering and Other Offerings" is hereby deleted, and the purchase limitation of $482,700 of Conversion Stock is hereby inserted in its place in said sections.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a document under seal by their duly authorized officers as of the day and year first written above.

                                   CF MUTUAL HOLDINGS



Attest: /s/_____________________   By: /s/ _________________________________
                                           Gary D. Dorminey
        Secretary                          President and Chief Executive Officer



                                   CARROLLTON FEDERAL BANK, FSB



Attest: /s/_____________________   By: /s/ _________________________________
                                           Gary D. Dorminey
        Secretary                          President and Chief Executive Officer



                                   COMMUNITY FIRST BANKING COMPANY



Attest: /s/_____________________   By: /s/ _________________________________
                                           Gary D. Dorminey
        Secretary                          President and Chief Executive Officer

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